SECOND AMENDMENT

            SECOND AMENDMENT dated as of March 5, 2002 (this "Amendment") to the Credit Agreement dated as of September 11, 2001, which was amended by a First Amendment dated as of February 1, 2002 (the "Credit Agreement") among Volt Information Sciences, Inc., Gatton Volt Consulting Group Limited, the Guarantors party thereto, the Lenders party thereto, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Administrative Agent, and Fleet National Bank, as Syndication Agent. Unless the context requires otherwise, capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

                                 R E C I T A L S

            WHEREAS, the First Amendment to Credit Agreement added a new Section
5.11 to the Credit Agreement, which Section requires the grant of certain collateral, the joinder in that certain Joint and Several Guaranty of Payment dated September 11, 2001 (the "Original Guaranty") by certain collateral grantor Subsidiaries and a new amendment to the Credit Agreement to account for such collateral and such new Guarantors; and

            WHEREAS, pursuant to said Section 5.11, the collateral grantors required thereunder are entering into a Security Agreement (the "Security Agreement") of even date herewith in favor of JPMorgan Chase Bank, as "Collateral Agent", and the original Guarantors under the Original Guaranty, together with the new "Guarantors" required under said Section 5.11 (the "New Guarantors"), are making an Amended and Restated Joint and Several Guaranty of Payment of even date herewith (the "Restated Guaranty") which, among other things, amends and restates the Original Guaranty;

            NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree as follows:

                                  I. AMENDMENTS

            The Credit Agreement is hereby amended as follows:

            1.1. The following definitions are hereby added to Section 1.01 in their respective proper alphabetical order:

                  "Collateral" means "Collateral" as that term is defined in the
            Security Agreement.

                  "Collateral Agent" means "Collateral Agent" as defined in the
            Security Agreement.


                                Exhibit 4.01(a)                                1

                  "Collateral Documents" means the Security Agreement and any other instruments, documents or agreements pursuant to which any Borrower or Guarantor grants any collateral to the Administrative Agent (as Collateral Agent or otherwise) or any of the Lenders as security for the obligations of the Borrowers or the Guarantors, or both, arising under this Agreement or any other instrument or agreement entered into in connection herewith, and includes any financing statement or amendment thereof.

                  "Second Amendment to Credit Agreement" means that certain
            Second Amendment, dated as of March 5, 2002, to the Credit
            Agreement.

                  "Security Agreement" has the meaning assigned to such term in a recital to the Second Amendment to Credit Agreement, as the same may be amended, supplemented or otherwise modified in accordance with its terms and in accordance herewith.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

            1.2. The following terms in Section 1.01 are redefined, in their entirety, as follows:

                  "Credit Document" means each of (i) this Agreement, each Note
            (if any), each application and other agreement in respect of any Letter of Credit, in each case as supplemented, modified, or amended from time to time, (ii) the Guaranty of Payment, (iii) the Collateral Documents, and (iv) each instrument or agreement supplementing (by joinder or otherwise), modifying or amending, or waiving any provision of, any Credit Document.

                  "Guarantors" means, collectively, Volt Management Corp., a
            Delaware corporation, Volt Delta Resources, Inc., a Nevada corporation, DataNational, Inc., a Delaware corporation, Volt Information Sciences Funding, Inc., a Delaware corporation, Volt Directories S.A., Ltd., a Delaware corporation (formerly known as Volt-Autologic Directories S.A., Ltd.), Volt Technical Resources, LLC, a Delaware limited liability company (formerly a Delaware corporation known as Volt Human Resources, Inc.), Volt Telecommunications Group, Inc., a Delaware


                                Exhibit 4.01(a)                                2
            corporation, DataNational of Georgia, Inc., a Georgia corporation, Volt Delta Resources, Inc., a Delaware corporation; and every other domestic Subsidiary required to become a Guarantor under Section
            5.10 or Section 2.20.

                  "Guaranty of Payment" means the Restated Guaranty as that term is defined in a recital to the Second Amendment to Credit Agreement, as the same may be joined in, supplemented, amended or otherwise modified pursuant to Section 2.20 or Section 5.10, or otherwise.

            "Permitted Encumbrances" means:

                        (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                        (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
                        Section 5.04;

                        (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                        (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

                        (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Domestic Borrower or any Subsidiary;

            provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness, unless the encumbrance in question arises under a Collateral Document.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.


                                Exhibit 4.01(a)                                3

                  "Transactions" means the execution, delivery and performance by the Borrowers and the Guarantors (as applicable) of this Agreement, each of the other Credit Documents, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder, the guaranteeing of the Indebtedness incurred hereunder, and the granting of the Liens on the Collateral under the Security Agreement.

            1.3. A comma followed by the words "in each amendment to this Agreement, and in each other Credit Document" are added after the word "Agreement" and before the words "shall be true and correct" in clause (a) of
Section 4.02.

            1.4 The phrase "Notwithstanding Section 6.02(g) and 6.03(b)(ii)," which begins both the next to last sentence of Section 5.11 and the last sentence of Section 5.12, is hereby deleted and replaced with: "Notwithstanding Sections 6.02(g), 6.03(a)(iii), 6.03(a)(iv), 6.03(b)(ii), 6.07 or any other provision of this Agreement,".

            1.5 The period at the end of Section 6.03(a) is replaced with a semi-colon and the following is added after such semi-colon: "provided, however, that if any assets (constituting Collateral) of any of the collateral grantors under the Security Agreement will be sold, assigned, transferred or otherwise disposed of in any way by virtue of any of the actions otherwise permitted under any of the foregoing clauses (i) through (iv), the parties to such merger or other such action shall notify the Administrative Agent and shall take all steps reasonably required by the Administrative Agent to preserve the Collateral Agent's first priority perfected security interest in all such Collateral, prior to consummation of such action."

            1.6 The words "the Security Agreement," are added after "Guaranty of Payment," in both places where the latter appears in clause (c) of Article VII.

            1.7 The words "and the Security Agreement" are added after "(including the Guaranty of Payment" and before the closing parenthesis in both places where the latter appears in clause (n) of Article VII.

            1.8 A new clause "(p)" is added after clause (o) (with the punctuation adjusted accordingly) in Article VII of the Credit Agreement, as follows:

            "(p) (i) an event of default shall occur under paragraph 8 of the Guaranty of Payment, or (ii) a "Grantor" thereunder (A) shall default under any provision of Section 8, 9 or 12 of the Security Agreement, or (B) shall be in default for a period of ten (10) days or more under any provision of any other Section of the Security Agreement other than a default under such another Section as to which clause (c) of this Article VII applies;"

            1.9 Clause (iv) of the portion of Article VII following (new) clause
(p) is amended to add the following after the words "Guaranty of Payment" and before the semi-colon: "and/or the Collateral Agent's rights under the Security Agreement".


                                Exhibit 4.01(a)                                4

            1.10 The following sentence is added at the end of paragraph (a) of
Article VIII: "The duties of the Administrative Agent shall include serving as the Collateral Agent."

            1.11 The reference to "The Chase Manhattan Bank" in the addresses set forth in Section 9.01 are changed to "JPMorgan Chase Bank".

            1.12 The word "and" is replaced with a comma immediately before clause (iii) in Section 9.03(a), and the following is added at the end of the said clause (iii) and before the period: ", and (iv) all costs, expenses, taxes, assessments and other changes incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Collateral Document or any other document referred to therein".

                                II. MISCELLANEOUS

            2.1. The New Guarantors hereby join in the Credit Agreement as amended by this Amendment, as signatory parties thereto.

            2.2 The Domestic Borrower hereby represents and warrants that the Senior Notes Payoff has been completed.

            2.3 Each Borrower and each Guarantor (subject, mutatis mutandis, to Section 9.17 of the Credit Agreement) hereby represents and warrants that:

            (a) the execution, delivery and performance of each Borrower and Guarantor (as applicable) of this Amendment, the Restated Guaranty, the Security Agreement and any other agreement, instrument or document executed and delivered in connection with this Amendment: (i) is within its corporate or limited liability company powers (as applicable), (ii) has been duly authorized by all necessary corporate or limited liability company action (as applicable), (iii) does not contravene any law, rule or regulation applicable to it and (iv) does not violate or create a breach or default under its organizational documents or any contractual provision binding on it or affecting it or any of its property;

            (b) the Restated Guaranty, the Security Agreement, this Amendment (and the Credit Agreement as amended hereby) constitute its legal, valid and binding obligation enforceable against it (where such Borrower or Guarantor is a party thereto) in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

            (c) after giving effect to this Amendment, the Restated Guaranty, the Security Agreement and to the transactions contemplated hereby and thereby:
(i) there is no Default; and (ii) all obligations of the Borrowers and the Guarantors under or in connection with the Credit Agreement, as amended hereby and the other Credit


                                Exhibit 4.01(a)                                5

Documents, are payable in accordance with the terms of the Credit Agreement as amended hereby, without any defense, setoff or counterclaim of any kind; and

            (d) the representations and warranties of each Borrower and each Guarantor appearing in the Credit Documents were (and are, in the case of the Restated Guaranty and the Security Agreement) true and correct in all material respects as of respective the dates when made and, after giving effect to this Amendment, the Restated Guaranty and the Security Agreement, and the transactions contemplated hereby and thereby, continue to be true and correct in all material respects on the date hereof, except: (i) as to any such representation or warranty which by its terms applies only as to a specified (earlier) date; and (ii) in the case of any other representation or warranty, to the extent of changes resulting from transactions or events not prohibited by the Credit Documents.

            2.4. The Domestic Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent incurred by it in connection with or arising out of the negotiation, preparation, review, execution and delivery of this Amendment, the Restated Guaranty and the Security Agreement and the agreements and instruments referred to herein and therein and the transactions contemplated hereby and thereby (including search fees and the reasonable fees and expenses of counsel to the Administrative Agent).

            2.5. On or before March 15, 2002, Gatton shall provide the Administrative Agent with a certificate of resolution, incumbency and corporate documents, with respect to the First Amendment to Credit Agreement and this Amendment, together with such other documents and certificates as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent. If the Proposed Securitization has not closed prior to April 15, 2002, the Domestic Borrower shall cause its outside counsel to provide the Administrative Agent with an opinion letter, reasonably satisfactory to counsel to the Administrative Agent, with respect to the First Amendment to Credit Agreement, this Amendment, the Restated Guaranty and the Security Agreement. At any time and from time to time, upon the written request of the Administrative Agent and at the sole cost and expense of the Domestic Borrower, the Borrowers and the Guarantors will promptly execute, acknowledge and/or deliver all such further instruments and agreements and take such further actions as may be reasonably necessary or appropriate to more fully implement the purposes of this Amendment, the Credit Agreement as amended hereby, and the other Credit Documents. Failure to comply with any of the foregoing provisions of this Section 2.5 within fifteen (15) days after either the stated due date thereof (where applicable) or notice thereof from the Administrative Agent (where there is no stated due date above), shall constitute an additional Event of Default.

            2.6. The Credit Agreement, as amended hereby, and the other Credit Documents are hereby ratified and confirmed and shall continue in full force and effect. All references in any Credit Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended by this Amendment, and as the same may be further amended, supplemented or otherwise modified from time to time.


                                Exhibit 4.01(a)                                6

            2.7. This Amendment sets forth the entire agreement of the parties with respect to the subject matter hereof.

            2.8. Neither this Amendment nor any provision hereof may be waived, amended or modified except pursuant to an agreement complying with Section 9.02(b) of the Credit Agreement.

            2.9. This Amendment shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles of New York State law other than ss. 5-1401 of the New York General Obligations Law.

            2.10. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one agreement. Delivery of an executed signature page of this Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Amendment.

            2.11. This Amendment shall become effective as of the date first above written, provided that each of the following conditions shall have been satisfied on or before March 8, 2002:

            (a) the Administrative Agent shall have received counterparts of (i) this Amendment executed and delivered by each of the Borrowers, the Guarantors, the Required Lenders and the Administrative Agent, (ii) the Restated Guaranty executed and delivered by all of the Guarantors (including the New Guarantors), and (iii) the Security Agreement, executed and delivered by the Administrative Agent and the collateral grantors required under Section 5.11;

            (b) all legal matters incident to this Amendment, the other instruments and agreements relating hereto and the transactions contemplated hereby shall be satisfactory to the Administrative Agent (who shall be entitled to rely on the advice of its counsel in connection therewith);

            (c) the Administrative Agent shall have received certificates of resolution, incumbency and corporate documents, with respect to the Restated Guaranty, the Security Agreement, the First Amendment to Credit Agreement and this Amendment from the Domestic Borrower and all Guarantors (as applicable), together with such other documents and certificates as it may reasonably request, all in form and substance satisfactory to the Administrative Agent in its reasonable discretion; and

            (d) counsel to the Administrative Agent shall have been paid its accrued and unpaid (through February 28, 2002) legal fees and disbursements with respect to the facility established under the Credit Agreement.

            The Administrative Agent shall notify the Borrowers, the Guarantors and the Lenders if and when all of the foregoing conditions shall have been satisfied, and such notice shall be conclusive and binding.


                                Exhibit 4.01(a)                                7

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

VOLT INFORMATION SCIENCES, INC.                             JPMORGAN CHASE BANK (f/k/a The
(a New York corporation)                                    Chase Manhattan Bank), as a Lender and as
                                                            Administrative Agent

By:                                                         By:
   -----------------------------------------                   -------------------------------------------
Name:                                                       Name:
Title:                                                      Title:


GATTON VOLT CONSULTING GROUP
LIMITED                                                     VOLT MANAGEMENT CORP.
(a United Kingdom corporation)                              (a Delaware corporation)

By:                                                         By:
   -----------------------------------------                   -------------------------------------------
Name:                                                       Name:
Title:                                                      Title:


FLEET NATIONAL BANK,                                        VOLT DELTA RESOURCES, INC.
  as a Lender                                                 (a Nevada corporation)

By:                                                         By:
   -----------------------------------------                   -------------------------------------------
Name:                                                       Name:
Title:                                                      Title:


BANK OF AMERICA, N.A.,                                      DATANATIONAL, INC.
  as a Lender                                                 (a Delaware corporation)

By:                                                         By:
   -----------------------------------------                   -------------------------------------------
Name:                                                       Name:
Title:                                                      Title:


MELLON BANK, N.A.,                                          VOLT DIRECTORIES S.A., LTD.
  as a Lender                                                 (a Delaware corporation f/k/a Volt-Autologic
                                                               Directories S.A., Ltd.)

By:                                                         By:
   -----------------------------------------                   -------------------------------------------
Name:                                                       Name:
Title:                                                      Title:


WELLS FARGO BANK, N.A.,
  as a Lender                                               VOLT TECHNICAL RESOURCES, LLC.
                                                            (a Delaware limited liability company,
                                                            formerly a Delaware corporation known as
                                                            Volt Human Resources, Inc.)

By:                                                         By:
   -----------------------------------------                  -------------------------------------------
Name:                                                       Name:
Title:                                                      Title:


                                Exhibit 4.01(a)                                8

LLOYD BANK TSB PLC,                                         VOLT INFORMATION SCIENCES
as a Lender                                                 FUNDING, INC.  (a Delaware corporation)

By:                                                         By:
   -----------------------------------------                   -------------------------------------------
Name:                                                       Name:
Title:                                                      Title:

By:                                                         VOLT TELECOMMUNICATIONS
   -----------------------------------------                GROUP, INC., a Delaware corporation
Name:
Title:                                                      By:
                                                               -------------------------------------------
                                                            Name:
                                                            Title:


                                                            VOLT DELTA RESOURCES, INC., a
                                                            Delaware corporation

                                                            By:
                                                               -------------------------------------------
                                                            Name:
                                                            Title:


                                                            DATANATIONAL OF GEORGIA, INC., a
                                                            Georgia corporation

                                                            By:
                                                               -------------------------------------------
                                                            Name:
                                                            Title:


                                Exhibit 4.01(a)                                9